ARTHUR ANDERSEN LLP









                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


                                               /s/ Arthur Andersen LLP



New York, New York
August 13, 1996